Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 10 to Registration Statement No. 333-145255 of our report dated June 19, 2009, relating to the 2008 and 2007 financial statements of BancTec, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the 2008 and 2007 financial statement schedule of BancTec, Inc., listed in the “Index” at F-1. This financial statement schedule is the responsibility of BancTec’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such 2008 and 2007 financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

April 16, 2010